Exhibit 23.2

Gruber & Company, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF US BIODEFENSE, INC.

    We have reviewed the Form S-8 and consent to the use of our audit report dated February 21, 2008 with respect to our audit of the financial statements of US Biodefense, Inc. included its annual report on Form 10-KSB/A as of November 30, 2006 and for the year then ended, filed with the Securities and Exchange Commision.

/s/ Gruber and Company, LLC

    Gruber and Company, LLC
    Lake Saint Louis, Missouri